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                        THIRD AMENDMENT TO LEASE BETWEEN

                      SCIENCE PARK DEVELOPMENT CORPORATION

                                       and

                        GENAISSANCE PHARMACEUTICALS, INC.






Date:    June 1, 2000

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         This Third Amendment to Lease (this "Third Amendment") is made and entered into as of the first day of June, 2000 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut corporation having a principal place of business at 25 Science Park, Suite 223, New Haven, Connecticut 06511 (herein referred to as "LANDLORD") and GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation having a principal place of business at Five Science Park, New Haven, Connecticut 06511 (herein referred to as "TENANT").

         WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of September 15, 1998 (the "ORIGINAL LEASE") as amended by First Amendment to Lease (the "FIRST AMENDMENT") and Second Amendment to Lease (the "SECOND AMENDMENT"), each dated December 1, 1999 (collectively, the Original Lease, the First Amendment and the Second Amendment shall hereinafter be referred to as the "LEASE");

         WHEREAS, pursuant to the Lease, Tenant leases from Landlord certain space in the buildings known as Building 5 North and Building 5 South in Science Park, New Haven, Connecticut;

         WHEREAS, Tenant has requested to lease from Landlord: (i) approximately 6,470 rentable square feet of space on the East wing of the first floor of Building 5 North as shown on the floor plan attached hereto as EXHIBIT A-1; (ii) approximately 9,112 rentable square feet of space on the East wing of the first floor of Building 5 South as shown on the floor plan attached hereto as EXHIBIT A-1 (the space referred to in clauses (i) and (ii) above is herein referred to collectively as the "1ST FLOOR EAST WING SPACE"); (iii) approximately 4,083 rentable square feet of space on the West wing of the third floor of Building 5 North as shown on the floor plan attached hereto as EXHIBIT A-2 (herein referred to as the "PENTHOUSE"); (iv) 185 rentable square on the third floor of Building 5 South as shown on the floor plan attached hereto as EXHIBIT A-3 (the "THIRD FLOOR SPACE"); and (v) the walkway connector between the Building 5 North 1st Floor East Wing Space and the Building 5 South 1st Floor East Wing Space, if it is built by Tenant, as shown on the floor plan attached hereto as EXHIBIT A-1 (herein referred to as the "FIRST FLOOR WALKWAY") (collectively, the 1st Floor East Wing Space, the Penthouse, the Third Floor Space and the First Floor Walkway shall herein be referred to as the "ADDITIONAL SPACE"; the Additional Space, excluding the First Floor Walkway, is herein referred to as the "EXISTING ADDITIONAL SPACE"), upon and subject to the terms, covenants and conditions contained in the Lease as modified by this Third Amendment; and

         WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties, Landlord and Tenant hereby agree as follows (capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Lease):


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1.       REPRESENTATION AS TO CONDITION OF EXISTING ADDITIONAL SPACE; DELIVERY
         OF POSSESSION OF EXISTING ADDITIONAL SPACE. Landlord represents that Landlord has (i) caused to be removed from the Existing Additional Space all asbestos, which removal was performed in compliance with all applicable Environmental Laws and Title 19a ("Public Health and Well-Being") of the Connecticut General Statutes, including but not limited to Sections 19c-332 through 332e, concerning asbestos, and any regulations promulgated thereunder, (ii) caused to be removed from the Existing Additional Space all lead-based paint, which removal has been performed in compliance with applicable laws, such that as a result of the removal, no occupants of Building 5 North or South were exposed to airborne lead at levels over the action level, as defined in 29 CFR
         Section 1910.1025, and (iii) otherwise prepared the Existing Additional Space for delivery of same to Tenant in a vacant, broom clean condition, free of all furnishings, equipment, litter and debris. Subject to the foregoing representation, upon the execution and delivery of this Third Amendment, Landlord shall deliver to Tenant and Tenant shall accept from Landlord possession of the Existing Additional Space in its present as-is condition.

2. REMOVAL OF SHED. The parties acknowledge and agree that, Landlord, at its expense, has (i) obtained required demolition permits and demolished that certain "shed" structure located in the intended area of the First Floor Walkway (the "Shed") , (ii) caused to be removed from the Shed prior to its demolition all asbestos, which removal was, to the best knowledge of Landlord, performed in compliance with all applicable Environmental Laws and Title 19a ("Public Health and Well-Being") of the Connecticut General Statutes, including but not limited to Sections 19c-332 through 332e, concerning asbestos, and any regulations promulgated thereunder, (iii) caused to be removed from the Shed all lead-based paint, which removal was, to the best knowledge of Landlord, performed in compliance with applicable laws, such that as a result of the removal no occupants of Building 5 North or South have been exposed to airborne lead at levels over the action level, as defined in 29 CFR Section 1910.1025.

3.       THIRD FLOOR SPACE.

         A. The text of Section 2 of the Second Amendment is hereby deleted and substituted therefor is the following:

                  "The rentable area of the Third Floor Space on the third floor of Building 5 South is deemed to be 185 rentable square feet. Tenant shall have exclusive possession of the Third Floor Space."

         B. The fourth sentence of Section 7 of the Second Amendment is hereby deleted.

         C. The Third Floor Space (as defined herein) is contiguous to the Third Floor Space (as defined in the Second Amendment), however, for purposes of the Lease and this Amendment, including without limitation, for purposes of calculating all rentable obligations under the Second Amendment and under this Third Amendment, they shall be treated as separate spaces constituting 185 rentable square feet each.


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4.       DEFINITION OF INTERIOR WORK. Pursuant to the provisions of Sections
         2.4B, 2.4E - H and 2.6 of the Original Lease, Landlord at its expense shall undertake all of the Work described on EXHIBIT B-1 hereof (the "INTERIOR WORK"). Landlord hereby agrees to complete the Interior Work in a good and workmanlike fashion, otherwise Tenant relies on no warranties or representations, express or implied, of Landlord or any agent or other party associated with Landlord as to its condition or repair, or as to taxes or any other matter relating to the Additional Space, except as otherwise expressly provided in the Lease, as modified by this Third Amendment. In addition, Landlord's representation regarding compliance with laws set forth in the second sentence of
         Section 8.1 of the Original Lease is hereby deemed repeated with regard to the Interior Work, as is the limitation on Tenant's remedy set forth in the balance of said Section 8.1.

5.       INTERIOR WORK.

         A. Landlord, at its expense, shall use its best efforts to substantially complete the Interior Work so it does not delay Tenant's completion of the Tenant's Work (as hereinafter defined), but in any event, no later than four (4) months following the Existing Additional Space Lease Commencement Date (as hereinafter defined). In addition, Landlord represents that all electrical, mechanical, plumbing and other building systems serving the Additional Space will be in working order on the Additional Space Rent Commencement Date (as hereinafter defined).

         B. Landlord and Tenant shall each use its best efforts to collectively cause Fusco Corporation and Svigals Associates to coordinate the Interior Work with the Tenant's Work (as defined in Section 15 of this Third Amendment) with respect to the Additional Space in order not to delay completion of the Tenant's Work with respect to the Additional Space.

6. EXISTING ADDITIONAL SPACE LEASE COMMENCEMENT DATE. Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord the Additional Space, upon and subject to the terms of the Lease, as modified by this Third Amendment. Landlord shall deliver, and Tenant shall accept, exclusive possession of the Existing Additional Space on the date of this Third Amendment first written above, which date shall be deemed to be the Lease Commencement Date with respect to the Existing Additional Space (the "EXISTING ADDITIONAL SPACE LEASE COMMENCEMENT DATE"). Landlord's delivery of exclusive possession shall be subject to entries by the Landlord and its contractors into the 1st Floor East Wing Space and the Third Floor Space only as necessary to complete the Interior Work prior to the date Tenant first occupies such portions of the Additional Space for its business purposes (the "OCCUPANCY DATE"). Because Tenant will not have exclusive possession of the 1st Floor East Wing Space or the Third Floor Space until the Occupancy Date, the parties hereby agree that the provisions of Sections 5.1, 7.2, 7.4, 7.5, 12,1E and 23.1 of the Original Lease shall not apply to Tenant with regard to the 1st Floor East Wing Space or the Third Floor Space until the Occupancy Date.


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7.       EXISTING ADDITIONAL SPACE. Commencing on the Existing Additional Space
         Lease Commencement Date, the Leased Premises shall be deemed to include the Existing Additional Space for all purposes under the Lease, and the terms, covenants and conditions of the Lease, as modified by this Third Amendment, shall govern the rights, obligations and liabilities of Landlord and Tenant with respect to the Existing Additional Space. The Leased Premises, as described in Section 1.1(a) of the Original Lease and as shown on Exhibits A-1 and A-2 of the Original Lease, are sometimes referred to in this Third Amendment as the "ORIGINAL LEASED PREMISES".

8. CONFIRMATION OF TERMS. The Expiration Date of the initial 5-year Term of the Lease, as hereby amended, with respect to the entire Leased Premises, including without limitation, the Additional Space, is February 29, 2004. The date February 28, 2004 as it appears in the first sentence of Section 5 of the First Amendment and in the first sentence of Section 9 of the Second Amendment is hereby deleted and "February 29, 2004" is substituted therefor in each sentence. The two 5-year Extension Options granted in Section 2.2 of the Original Lease shall apply to the entire Leased Premises, including without limitation, the Additional Space. The First Amendment Space Lease Commencement Date (as defined in the First Amendment) occurred on January 14, 2000, and the Additional Space Lease Commencement Date (as defined in the Second Amendment) occurred on February 7, 2000. Tenant may not exercise an Extension Option with respect to less than the entire Leased Premises.

9.       RENT COMMENCEMENT DATE.

         A. 1ST FLOOR EAST WING SPACE. Subject to extensions pursuant to Sections 2.3B. and 2.3C. of the Original Lease, the Rent Commencement Date with respect to the 1st Floor East Wing Space and the Third Floor Space (the "1ST FLOOR EAST WING RENT COMMENCEMENT DATE ") shall mean the earlier of: (i) the date of the issuance of a temporary or permanent certificate of occupancy for all or any portion of the 1st Floor East Wing Space and the Third Floor Space, or (ii) four (4) months after the date of this Third Amendment first written above.

         B. PENTHOUSE. Subject to extensions pursuant to Sections 2.3B. and 2.3C. of the Original Lease, the Rent Commencement Date with respect to the Penthouse (the "PENTHOUSE RENT COMMENCEMENT DATE") shall mean May 9, 2000.

         C. INTERPRETATION. In interpreting the provisions of Sections 2.3B and 2.3C of the Lease to this Third Amendment, the term, "Interior Work" as used therein shall mean "Interior Work" as defined herein, and the term, "Rent Commencement Date" as used therein shall mean (i) with respect to the 1st Floor East Wing Space and the Third Floor Space, the "1st Floor East Wing Rent Commencement Date", and (ii) with respect to the Penthouse, the "Penthouse Rent Commencement Date", as defined herein. At the request of either Landlord or Tenant, Landlord and Tenant shall execute and deliver to each other a writing confirming the First Floor Walkway Rent Commencement Date (as hereinafter defined), the 1st Floor East Wing Rent Commencement Date, and the Penthouse Rent Commencement Date.


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10.      RENT.

         A. Because Tenant will bear the cost of building the First Floor Walkway if it is built, Tenant shall pay Additional Rent, but shall have no obligation to pay Base Rent, for the First Floor Walkway during the Term or any Extension Term. Tenant's obligation to pay Additional Rent with respect to the First Floor Walkway shall commence on the date of the issuance of a temporary or permanent certificate of occupancy for the First Floor Walkway ("FIRST FLOOR WALKWAY RENT COMMENCEMENT DATE"), and continue thereafter until the Expiration Date of the Lease.

         B. 1ST FLOOR EAST WING SPACE BASE RENT - INITIAL TERM. In accordance with the provisions of this Third Amendment, Tenant shall pay to Landlord Base Rent with respect to the 1st Floor East Wing Space and the Third Floor Space at the rate of Nine Dollars and Fifty Cents ($9.50) per rentable square foot of the 1st Floor East Wing Space per annum commencing on the 1st Floor East Wing Rent Commencement Date, and continuing thereafter until February 29, 2004. Landlord and Tenant hereby stipulate to the rentable area of the 1st Floor East Wing Space as set forth in the third Whereas clause to this Third Amendment.

                  PENTHOUSE BASE RENT - INITIAL TERM. In accordance with the provisions of this Third Amendment, Tenant shall pay to Landlord Base Rent with respect to the Penthouse at the rate of Fourteen and 56/100 Dollars ($14.56) per rentable square foot of the Penthouse per annum commencing on the Penthouse Rent Commencement Date, and continuing thereafter until February 29, 2004. Landlord and Tenant hereby stipulate to the rentable area of the Penthouse as set forth in the third Whereas clause to this Third Amendment.

                  BASE RENT - EXTENSION TERMS. Notwithstanding Section 3.1C. of the Original Lease or anything else to the contrary contained in the Lease, during the first 5-year Extension Term, commencing on March 1, 2004 and ending on February 28, 2009, if any, and the second 5-year Extension Term (commencing on March 1, 2009 and ending on February 28, 2014), if any, respectively, with respect to the Existing Additional Space only, Tenant shall pay to Landlord a Base Rent equal to ninety percent (90%) of the then fair market value rent for the Existing Additional Space as determined by mutual agreement between the parties, or if the parties fail to agree, as shall be determined by arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association then in effect. In the event arbitration is necessary, Landlord and Tenant shall each select one arbitrator, each of whom shall be a commercial real estate broker with at least ten (10) years of experience in the New Haven commercial real estate market. If the two arbitrators are unable to agree on the fair market value rent within fifteen days of their selection, they shall appoint a third arbitrator and the determinations of fair market value rent by the third arbitrator so selected shall be final. The decision of the arbitrators shall be binding on the parties. Each party shall pay the fees and expenses of the arbitrator it selects and the fees and


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                  expenses of the third arbitrator, if one is necessary, shall be shared equally by the parties.

         C. ADDITIONAL RENT. Notwithstanding anything to the contrary contained herein, for purposes of calculating each and every instance where Additional Rent is payable hereunder with regard to the Additional Space, the Additional Space shall be deemed to include 100% of the rentable area of the Existing Additional Space and the First Floor Walkway, if it is built, as determined in accordance with the provisions of Section 16 hereof. With respect to: (i) the 1st Floor East Wing Space and the Third Floor Space, commencing on the 1st Floor East Wing Space Rent Commencement Date, (ii) the Penthouse, commencing on the Penthouse Rent Commencement Date, and (iii) the First Floor Walkway, commencing on the First Floor Walkway Rent Commencement Date, and, in each case, continuing thereafter until the Expiration Date of the Lease, Tenant shall: (i) pay for electricity and gas consumed in the portion of the Additional Space in question in accordance with Section 3.4 of the Original Lease, (ii) pay Additional Rent with respect to the portion of the Additional Space in question in accordance with Section 3.5 of the Original Lease, as modified by this Third Amendment.

         D. OPERATING EXPENSE PAYMENTS. In addition to Base Rent and other Additional Rent due and payable by Tenant pursuant to the other provisions of this Lease, Tenant shall pay to Landlord, as Additional Rent, commencing on the 1st Floor East Wing Rent Commencement Date (with respect to the 1st Floor East Wing Space and the Third Floor Space), and commencing on the First Floor Walkway Rent Commencement Date (with respect to the First Floor Walkway), an amount equal to Tenant's OE Share (as herein defined) of Operating Expenses paid or incurred by Landlord during the Term of this Lease or any Extension Term, regardless of whether any Operating Expense Year occurs in whole or in part during the Term or any Extension Term; provided, however, that for purposes of calculations made under this Paragraph 10.D., in no event shall Landlord charge Tenant more than Tenant's OE Share of 100% of the actual cost of Operating Expenses incurred by Landlord.

                  ESTIMATED OE PAYMENTS. Additional Rent due and payable by Tenant to Landlord pursuant to this Paragraph 10. D. shall be paid in the following manner:

                           (a) Landlord shall reasonably estimate in advance the amounts Tenant shall owe under this Article for any full or partial Operating Expense Year. Beginning in the first Operating Expense Year, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month during the first and each following Operating Expense Year. Such estimate may be reasonably adjusted from time to time by Landlord.

                           (b) Within 120 days after the end of each Operating Expense Year, or as soon thereafter as practicable, Landlord shall provide a statement (the "STATEMENT") to Tenant showing: (i) the amount of actual Operating Expenses


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                  for such Operating Expense Year, with a listing of amounts for major categories of Operating Expenses, (ii) any amount paid by Tenant towards Additional Rent payable under this Article during such Operating Expense Year on an estimated basis,
                  (iii) any revised estimate of Tenant's obligations for Operating Expenses for the current Operating Expense Year, and
                  (iv) a calculation of whether the Operating Expense Cap has been exceeded.

                           (c) If the Statement shows that the estimated payments made by Tenant during the Operating Expense Year were less than Tenant's actual obligations for the payment of Additional Rent under this Paragraph 10. D. for such Year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current Operating Expense Year, Tenant shall pay the difference between the new and former estimates, for the period from the first day of the then-current Operating Expense Year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after the Statement is deemed to have been given under the terms of this Lease.

                           (d) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for the payment of Operating Expenses under this Paragraph 10. D., then Tenant shall receive a credit for the difference against payments of rent next due. If the Term shall have expired and no further rent shall be due, Tenant shall receive a refund of such difference, within sixty (60) days after Landlord sends the Statement.

                           (e) No delay by Landlord of nine (9) months or less in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations under this Article. After such nine (9) month period, Landlord shall be estopped from billing for past Operating Expenses.

                  BOOKKEEPING AND AUDITING. Landlord shall maintain records respecting Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Tenant or its representative shall have the right to examine those books and records of Landlord and any managing agent reasonably necessary for purposes of auditing the Statement in question, provided Tenant gives Landlord reasonable prior notice specifying the particular respects in which the Statement is claimed to be incorrect. Such examination shall take place during normal business hours at the place or places where such records are normally kept with forty-five (45) days following such notice from Tenant. Each Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accounting firm having a national practice, whose certification as to the proper amount shall be final and conclusive as between


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                  Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than two (2%) percent. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying, without prejudice to Tenant's position, Tenant's OE Share of Operating Expenses paid or incurred during the applicable Operating Expense Year in the amounts determined by Landlord, subject to adjustment after any such exceptions are resolved.

                  SURVIVAL. The parties' obligations set forth in this Paragraph
                  10. D shall survive the expiration or earlier termination of this Lease for a period of one year, but such survival shall not be deemed to effect the waiver set forth in subparagraph 10.D(e) hereof.

                  For purposes of this Paragraph 10.D., "Operating Expenses" shall have the meaning given to such term in Paragraph 37.1
                  (e) of the Lease, as qualified by Paragraph 37.1 (f) of the Lease. The Operating Expense Cap, as defined in Paragraph 37.1
                  (h) of the Lease, shall not apply to the 1st Floor East Wing Space, the Third Floor Space or the First Floor Walkway (if it is built), as defined herein.

                  For purposes of this Paragraph 10.D., "Building" shall have the meaning given to such term in Paragraph 37.1 (c) of the Lease.

                  For purposes of this Paragraph 10.D., "Operating Expense Year" shall mean calendar year 2000 and each calendar year thereafter any portion of which occurs during the Term of the Lease. Notwithstanding the foregoing, the first Operating Expense Year shall commence on the 1st Floor East Wing Rent Commencement Date (with respect to the 1st Floor East Wing Space and the Third Floor Space), and shall commence on the First Floor Walkway Rent Commencement Date (with respect to the First Floor Walkway) and shall end on December 31, 2000, and the last Operating Expense Year shall end on the last day of the Term or the last day of any Extension Term. Tenant's obligation under this Paragraph 10.D. to pay estimated and actual amounts towards Operating Expenses for the first and last Operating Expense Year shall be prorated by multiplying the total estimated or actual (as the case may be) Operating Expenses paid or incurred during the first or last (as the case may be) Operating Expense Year, by a fraction, the numerator of which shall be the number of days in the first or last (as the case may be) Operating Expense Year, and the denominator of which shall be 365.

                  For purposes of this Paragraph 10.D., "Tenant's OE Share" shall mean a fraction, the numerator of which shall be the total number of rentable square feet in the First Floor East Wing Space plus the Third Floor Space (185 rentable square feet) and the denominator of which shall be the total number of rentable square feet in the Building. If the First Floor Walkway is built, the rentable square footage of the Building and the 1st Floor East Wing Space shall be deemed for purposes of calculating Tenant's OE Share to include the rentable square footage of the First Floor Walkway, as the case may be.


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                  For purposes of this Paragraph 10.D., "Park Expenses" shall have the meaning given to such term in Paragraph 37.1 (j) of the Lease.

                  GROSS UP PROVISION. If the Building is not fully occupied during all or a portion of any Operating Expense Year, Landlord may, in accordance with sound accounting and management practices, determine the amount of Operating Expenses actually paid or incurred by Landlord that would have been included in Operating Expenses had the Building been fully occupied and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, subject to the first sentence of this Section 10D.

         E.       OPERATING EXPENSES FOR PENTHOUSE.
                  Tenant's obligation to pay Operating Expenses for the Penthouse shall be governed by the provisions of Section 17 of the Second Amendment except that:

                           (a) With respect to the Penthouse, "BASE EXPENSE YEAR" shall mean the twelve (12) month period commencing on the Penthouse Rent Commencement Date.

                           (b) With regard to the Penthouse, "TENANT'S OE SHARE" shall mean a fraction, the numerator of which shall be the total of the rentable area of the Penthouse and the denominator of which shall be the total number of rentable square feet in the Building 5 North and Building 5 South, plus the rentable area of the Bridge and/or the First Floor Walkway, if either is built.

                           (c)      Tenant's obligation to begin paying
                  Operating Expenses with respect to the Penthouse shall not commence until the first Operating Expense Year occurring immediately following the Base Expense Year attributable to the Penthouse.

                           (d) On or before the first day of each Operating Expense Year following the Base Expense Year attributable to the Penthouse, Landlord shall give Tenant statements of the estimated amount of increase in Operating Expenses that Tenant will owe with respect to such space for ensuing Operating Expense Year, and Tenant shall make payments monthly in accordance with such statement.

11. DEFINITIONS. The first sentence of Section 4.1(d) of the Original Lease, Section 8(b) of the First Amendment and Paragraph 12 of the Second Amendment are hereby deleted and substituted therefor is the following:

                  "Tenant's Pro-Rata Share" shall mean a fraction, the numerator of which shall be the total number of rentable square feet in the Leased Premises (taking into account that the rentable area of the Additional Space, as defined in the Second


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                  Amendment, shall be calculated in accordance with the
                  provisions of Section 11(b) of the Second Amendment and the Additional Space, as defined in the Third Amendment, shall be calculated in accordance with the provisions of Paragraph 16 of the Third Amendment), as the same may increase or decrease from time to time, and the denominator of which shall be the total number of rentable square feet in Building 5 North and Building 5 South combined, as same may increase or decrease from time to time, plus (i) the rentable area of the First Floor Walkway, if it is built, and (ii) the rentable area of the Bridge (as such term is defined in the Second Amendment), if it is built; Landlord represents that as of the date hereof the combined area of Building 5 North and Building 5 South, excluding the Bridge and the First Floor Walkway, measured in rentable square feet is approximately 102,938 rentable square feet.

12.      TAX PAYMENT.

         A. Commencing on the 1st Floor East Wing Rent Commencement Date, Paragraph 13 of the Second Amendment is hereby deleted and substituted therefor is the following:

                  "Commencing on the 1st Floor East Wing Rent Commencement Date (as defined in the Third Amendment), Tenant shall pay to Landlord as Additional Rent due hereunder, for any Tax Year, any part of which occurs after the 1st Floor East Wing Rent Commencement Date and during the Term or any Extension Term, an amount (the "TAX PAYMENT") equal to: (i) Tenant's Pro-Rata Share (as defined in the Third Amendment) of the Taxes attributable to the Base Building, plus (ii) 100% of the Taxes attributable to Tenant's Work (which for purposes of the balance of this Article 4 shall mean collectively Tenant's Work as defined under the Original Lease, the First Amendment, the Second Amendment and the Third Amendment)."

         B. It is the parties' intent that the provisions of Sections 9(a)(iii), 9(b) and 9(c) of the First Amendment apply generally to the Second Amendment and this Third Amendment and govern specifically the parties' rights and obligations with respect to Tax Payments, Enterprise Zone benefits and apportionment of both hereunder.

13. PARKING. The rental of the Additional Space will include the use of forty-seven (47) parking spaces in addition to the eighty (80) parking spaces provided for under the Original Lease, the twenty-five (25) parking spaces provided for under the First Amendment and the fifty
         (50) parking spaces provided for under the Second Amendment. The term "TENANT'S PARKING SPACES" shall be amended to include such additional forty-seven (47) parking spaces, bringing the total of Tenant's Parking Spaces to two hundred and two (202). Ten (10) of said additional forty-seven (47) parking spaces shall be made available to Tenant upon the execution and delivery of this Third Amendment, twenty (20) of said additional forty-seven (47) parking spaces shall be made available to Tenant

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


         as of the date Tenant takes occupancy of the 1st Floor East Wing Space for the purpose of conducting its business therein, and the remaining seventeen (17) parking spaces shall be made available to Tenant as of the date which is six (6) months after the date of this Third Amendment first written above. All of Tenant's Parking Spaces shall be located within the areas shown on EXHIBIT A-4 at all times during the Term or any Extension Term.

14. AS-IS CONDITION. Subject to completion of the Landlord's obligations set forth in this Third Amendment, including without limitation, removal of the Shed and completion of the Interior Work, Landlord shall tender Tenant possession of the Additional Space in its then "as is" condition and Tenant agrees to accept possession of the Additional Space in its then "as is" condition, broom clean.

15. TENANT'S WORK. Tenant, at Tenant's expense, agrees to make improvements to the Additional Space pursuant to plans and specifications approved by Landlord. Such improvements shall be deemed "TENANT'S WORK" and such plans and specifications shall be deemed "TENANT'S PLANS", and the terms of Section 2.7(a) of the Original Lease shall govern the approval of same. It is currently Tenant's intention that the Tenant's Work will include the construction of the First Floor Walkway. Tenant shall not be penalized in any manner if Tenant does not build the First Floor Walkway as part of the Tenant's Work. Tenant shall proceed with reasonable due diligence to perform Tenant's Work following funding of Tenant's new loan from Connecticut Innovations, Inc. (the "NEW CII LOAN") and the issuance of a building permit therefor.

16. THE FIRST FLOOR WALKWAY. If Tenant builds the First Floor Walkway, then for all purposes under the Lease, the First Floor Walkway shall be deemed a part of the Leased Premises, except that Tenant shall not be required to pay Base Rent with respect to the First Floor Walkway. The rentable area of the First Floor Walkway shall be remeasured by Svigals Associates at Tenant's expense promptly after construction and included as part of the Leased Premises for purposes of calculating Tenant's Pro-Rata Share and for purposes of calculating Tenant's OE Share (as both terms are defined in this Third Amendment). The parties agree that the usable area and the rentable area of the First Floor Walkway will be the same. Similarly, if the First Floor Walkway is not constructed, the rentable area of the Leased Premises for purposes of calculating Additional Rent shall not include the rentable area of the First Floor Walkway. Tenant shall have no obligation to remove or restore the First Floor Walkway upon surrender of the Leased Premises to Landlord, notwithstanding the provisions of Section 6.2 of the Original Lease.

17. LOBBY AND BATHROOMS. For all purposes under the Lease, the lobby and bathrooms between the Building 5 North 1st Floor East Wing Space and the Building 5 South 1st Floor East Wing Space shall not be deemed a part of the Additional Space and have not been and shall not be included in the calculation of Base Rent Tenant is obligated to pay hereunder. In addition, the rentable square footage of the said lobby and bathrooms shall not be included in the calculation of Tenant's Pro-Rata Share of Taxes under Article 4 of the Lease, as amended by this Third Amendment, and for purposes of calculating Tenant's OE Share as defined in Section 12 hereof.

18. SUBORDINATION AND NON-DISTURBANCE. As used herein, the term "LANDLORD'S LENDER" shall mean and refer to the Connecticut Housing Finance Authority ("CHFA"), the Connecticut Development Authority ("CDA") and each future lender who may from time to time extend credit to Landlord which extensions of credit may be secured in whole or in part by a mortgage, deed of trust, ground lease or other security interest affecting the real property of which the Additional Space is a part. Tenant's obligations under this Third Amendment are subject to receipt of non-disturbance agreements from CDA and CHFA, both of which shall be substantially similar in form and content to the form of Non-Disturbance, Subordination and Attornment received from CDA and CHFA in connection with the execution of the First Amendment and the Second Amendment. Provided CHFA and CDA execute and deliver said non-disturbance agreements, the Lease, as modified by this Third Amendment, shall be subject and subordinated to: (a) all security interests in favor of CHFA and CDA affecting the Leased Premises, including without limitation the Additional Space, or the property of which the Leased Premises are a part, and (b) all present and future mortgages, deeds of trust and other security interests, including leasehold mortgages, granted by Landlord in favor of CHFA and CDA and affecting the Leased Premises, including without limitation the Additional Space, or the property of which the Leased Premises are a part. Tenant agrees to execute, at no expense to Landlord, any instrument which may reasonably be deemed necessary or desirable by Landlord, CHFA or CDA or to further effect the subordination of the Lease, as modified by this Third Amendment to Lease, to any such security interest, provided however, Tenant's non-disturbance rights are not affected. The Tenant's failure to strictly comply with this section will constitute an Event of Default under this Lease.

19.      NEW CII LOAN.

         A. Section 15.1B of the Original Lease is hereby modified to permit Tenant to assign its right, title and interest in and to this Third Amendment without Landlord's consent to CII as collateral security for the New CII Loan, or to any Tenant's Lender as collateral security for a similar loan to Tenant. Tenant's Lender, including, without limitation, CII shall be entitled to assign its rights under this Third Amendment or to sublet the Additional Space to any entity, subject to the provisions set forth in subsections 15.1B(a)-(d) of the Original Lease.

         B. Upon at least five (5) business days notice, Landlord, at its expense, hereby agrees to enter into a new Consent and Intercreditor Agreement in form and content acceptable to CDA, CII, CHFA and Landlord but relating to the New CII Loan and this Third Amendment. Landlord hereby agrees to work with the CDA, CII and CHFA to facilitate full execution of the new Consent and Intercreditor Agreement by Landlord's Lenders. In addition, Landlord hereby agrees that it will not raise objection to any provisions in the new Consent and Intercreditor Agreement that are substantially similar to the original or amended Consent and Intercreditor Agreements signed in connection with the Original Lease and the First and Second Amendments, respectively.

         C. Upon the closing of the New CII Loan, Landlord agrees to execute and deliver an affidavit (a) verifying the nonexistence of any tenants' rights in the Additional Space,
                  (b) verifying the nonexistence of any security interests in personal property and fixtures that form a part of the Additional Space, other than the rights therein, if any, of the CDA and CHFA as the current Landlord's Lenders, and United States Department of Commerce, Economic Development Administration and (c) that Landlord has no notice of any facts or circumstances not of record which could give rise to the claim of any third party to rights of adverse possession or use over the Additional Space or any part thereof in derogation of Landlord's title. Upon the execution of this Third Amendment, Landlord further agrees to obtain and deliver a subordination of mechanic's liens, subordinated as to the lien in favor of CII, executed by any contractor(s) who have furnished any labor, services or materials in connection with construction or repair work to the Building on behalf of Landlord and would have a right to file a mechanic's lien that would have priority over the mortgage filed in connection with the New CII Loan.

20. AMENDED NOTICE OF LEASE. Article 30 of the Original Lease is hereby amended to provide that at the request of either party, the notice of lease relating to the Original Lease shall be amended to reflect the addition of the Additional Space.

21. EFFECT. The Lease, as modified by this Third Amendment, remains in full force and effect.

22. MERGER. All understandings, letters of intent or agreements between Tenant and Landlord, which predate this Third Amendment are merged herein. No oral statements or representations or prior written communications by or between the parties dealing with the subject matter of this Third Amendment shall be binding or effective. This Third Amendment and the Lease are the sole and complete expression of the agreement between Landlord and Tenant as to the subject matter thereof.

23. SEVERABILITY. If any of the provisions of this Third Amendment, or its application, is held by any court or in arbitration to be invalid or inapplicable, such decision shall not affect any other term, provision, covenant or condition of this Third Amendment. Notwithstanding the foregoing, if the invalid provision has the effect of reducing the rent to be paid by Tenant, Landlord may cancel the Lease.

24. GOVERNING LAW. The laws of the State of Connecticut will govern the interpretation of this Third Amendment.

25. BINDING NATURE AND TIME IS OF THE ESSENCE. This Third Amendment shall be binding upon the parties hereto and upon their heirs, administrators, executors, successors and assigns, and shall not be construed against the party that drafted it. The paragraph headings are for the parties' convenience and shall not be deemed to effect the meaning of this Third Amendment or otherwise. Time is of the essence with respect to all dates and time periods set forth in this Third Amendment.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

SCIENCE PARK DEVELOPMENT CORPORATION


By:      /s/ Dennis C. Lyndon
         ------------------------------
         Dennis C. Lyndon
         Director of Development
         Duly Authorized



GENAISSANCE PHARMACEUTICALS, INC.


By:      /s/ Kevin Rakin
         ------------------------------
         Kevin Rakin
         Executive Vice President
         Duly Authorized

         Pursuant to Section 34.2 of the Lease dated September 15, 1998 by and between Science Park Development Corporation and Genaissance Pharmaceuticals, Inc., the undersigned hereby consent to the foregoing Third Amendment to Lease.

CONNECTICUT DEVELOPMENT AUTHORITY


By:      Douglas G. Twele                   Date:    7/26/00
        -----------------------------              ------------------------
         Print Name:
         Print Title:

THE CONNECTICUT HOUSING FINANCE AUTHORITY


By:  /s/ John K. Claford                    Date:    7/24/00
        -----------------------------              ------------------------
         Print Name:
         Print Title:

CONNECTICUT INNOVATIONS, INC.


By:  /s/ Victor R. Budnick                  Date:    7/25/00
        -----------------------------              ------------------------
         Print Name:
         Print Title:

                                   EXHIBIT A-1

                     FLOOR PLAN OF 1ST FLOOR EAST WING SPACE
                        AND PROPOSED FIRST FLOOR WALKWAY

                                   EXHIBIT A-2

                             FLOOR PLAN OF PENTHOUSE

                                   EXHIBIT A-3

                                THIRD FLOOR SPACE

                                   EXHIBIT A-4

                            DESIGNATED PARKING AREAS

                                   EXHIBIT B-1

                                  INTERIOR WORK


1. Piping and supply of chilled and hot water sufficient to operate Tenant's HVAC system will be installed up to the Additional Space.

2. Modifications and/or upgrades to fire alarm system and sprinkler system if required by fire marshal.

3.       Installation of hot water supply and return.

4.       Installation of baseboard heating system.

5.       Window replacement work.


                                       3